UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

TGFIN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19470	13-4069968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Main Street, Suite B, Smithfield, Utah		84335
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (435) 563-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01-Entry into a Material Definitive Agreement

On December 31, 2012 TGFIN Holdings, Inc.’s (TGFN.OTC) (“TGFIN”) entered into an agreement to purchase certain assets and technologies (“Assets”) from IceLounge Media, Inc.(“IMI”), an unrelated party, in exchange for 49% of TGFIN's common stock. TGFIN will acquire IMI's social network platform source code, documentation, algorithms, as well as certain intangible intellectual property. IMI’s shareholders will receive restricted common stock shares of TGFIN. There is no change in control. The Assets purchased have no operating history and need further development and customization to generate revenues, which TGFIN plans to do under its own direction. TGFIN intends to expense the purchase of the assets at the market value of the shares issued.

IMI is a privately held technology and social media company with proprietary technology platforms that allow for rapid development, enterprise scalability, and deployment of social networking sites and communities.  The platform includes proprietary social networking-centric tools such as blogs, forums, e-mail, homepage builders, polls, e-commerce, sharing functionality, photo sharing, and video creation and sharing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors authorized a reverse split of 10 to 1 of its Common Stock, effective December 31, 2012 immediately prior to authorization of the Material Definitive Agreement.

Item 8.01 Other Events

On December 31, 2012 TGFIN Holdings, Inc.’s (TGFN.OTC) (“TGFIN”) entered into an agreement to purchase certain assets and technologies (“Assets”) from IceLounge Media, Inc.(“IMI”), an unrelated party, in exchange for 49% of TGFIN's common stock and also announces  a Reverse Split of (10) ten to (1) one of its Common stock.

TGFIN is following a plan to position itself to pursue its technology development goals and increase shareholder value. To build upon this Asset acquisition and pursuant to its objectives, the company plans to use the latest developments in software design and deployment to customize development of the purchased assets. The Company intends to pursue a strategy of using market research and  proprietary algorithms to target revenue generating opportunities. The strategy includes rapidly developing multiple new "vertical" social networks. The Company hopes to accomplish this by serving specific and focused audiences through building consumer technology products and social communities with the following characteristics:

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expansive scale and reach

•

revenue introduction ability

•

deployed rapidly in the "cloud"

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easy-to-use interface

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monitor multiple conversations at once

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connect quickly and easily to other like-minded people and relevant content

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both “real-time” and “anytime” interactions

The Company intends to use the leverage and scale inherent in today's cutting edge cloud technologies to rapidly and economically achieve and sustain profitable and widely accepted operations.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGFIN HOLDINGS, INC.

Date: December 31, 2012	By:	/s/ S. Emerson Lybbert
S. Emerson Lybbert
CEO